UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2022

SONOCO PRODUCTS COMPANY

(Exact name of registrant as specified in charter)

South Carolina	001-11261	57-0248420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Second St.

Hartsville, South Carolina 29550

(Address of principal executive offices) (Zip Code)

(843) 383-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2022, Sonoco Products Company (the “Company”) promoted Aditya J. Gandhi to the position of Chief Accounting Officer, effective as of August 9, 2022. As Chief Accounting Officer, Mr. Gandhi will have responsibility for all accounting functions and enterprise-wide financial reporting to the U.S. Securities and Exchange Commission. Mr. Gandhi will succeed James W. Kirkland, who left the Company on August 8, 2022, as the Company’s principal accounting officer. The Company thanks Mr. Kirkland for his years of service. Mr. Kirkland will participate in the Company’s retirement benefits and did not depart as a result of any disagreement with the Company or its Board of Directors relating to the Company’s operations, policies or practices or any issues regarding its accounting policies or practices.

Mr. Gandhi, age 42, joined the Company in November 2021 as Assistant Corporate Controller. Mr. Gandhi joined the Company from WestRock Company, a multinational provider of paper and packaging solutions, where he served as Segment Controller, Consumer Packaging from October 2020 to October 2021, overseeing a team of approximately 80 individuals and the financial statements of a segment with multi-billion-dollar revenues and operations in 12 countries, and as Senior Director, Technical Accounting from January 2018 to October 2020, in which role he led the organization’s technical accounting function, among other responsibilities. Prior to WestRock, Mr. Gandhi served as a Senior Technical Advisor in General Electric Company’s Corporate Treasury group and in a variety of roles at Deloitte & Touche LLP and its affiliates. Mr. Gandhi holds a Bachelor of Commerce degree in Accounting, Finance and Economics from the University of Mumbai. He is also a Certified Public Accountant (CPA) and a Chartered Accountant with The Institute of Chartered Accountants of India.

In connection with his promotion to Chief Accounting Officer, Mr. Gandhi will be granted an award of restricted stock units under the Company’s 2019 Omnibus Incentive Plan with a grant date value equal to $100,000, which award will be eligible to vest in full on the third anniversary of the date of grant, subject to Mr. Gandhi’s continuous employment through such vesting date.

There are no family relationships between Mr. Gandhi and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. There are no arrangements or understandings with any other person pursuant to which Mr. Gandhi will be appointed as the Company’s Chief Accounting Officer. Mr. Gandhi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On August 9, 2022, the Company issued a press release announcing the promotion of Mr. Gandhi to the position of Chief Accounting Officer as described herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Sonoco Products Company, dated August 9, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: August 9, 2022	By:	/s/ John M. Florence, Jr.
		Name:	John M. Florence, Jr.
		Title:	Vice President, Tubes and Cores, U.S. and Canada, General Counsel and Corporate Secretary